Exhibit 32.2

Section 1350 Certification of Chief Financial Officer

The undersigned hereby certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of First Shares Bancorp, Inc. (“First Shares”), that, to her knowledge:

(1)	the Annual Report of First Shares on Form 10-KSB for the period ended December 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of First Shares.

Dated: March 30, 2004

/s/ Kimberly B. Kling
Kimberly B. Kling
Chief Financial Officer